Exhibit 10.2

To:	Mr. Josef Zelinger
CC:	Dr Julian Kenyon
From:	Mr. James Nathanielsz
Subject:	Company Loan from Aggro Investments Pty Ltd to Propanc Biopharma Inc.

Dear Mr Zelinger,

The Board of Directors at Propanc Biopharma Inc. (“Propanc”) confirm acceptance and receipt of funds for the sum of two hundred and thirty thousand Australian dollars (AUD 230,000) from Aggro Investments Pty Ltd (“Aggro”) of 59 Seymour Road, Elsternwick, Victoria, Australia, 3185, of which you are Company Director.

The loan to Propanc is subject to the following terms & conditions:

●	Amount: A$230,000
●	Term: 3 years
●	Commencement date: 05 July 2023
●	Interest rate: 10% pa paid monthly in arrears
●	Debt warrant:

○	Warrant coverage: 100%
○	Amount shares of common stock: 15,000,000 (15 million)
○	Strike Price: USD 0.01 per share (US Dollars one penny)

A signed executed Common Stock Purchase Warrant is attached under Exhibit A.

Sincerely,

/s/ James Nathanielsz
James Nathanielsz
Chief Executive Officer

Approved by,

/s/ Dr Julian Kenyon
Dr Julian Kenyon
Director

p: +61 (0)3 9882 0780 a: 302/6 Butler Street, Camberwell, VIC 3124, AUSTRALIA w: www.propanc.com

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Exhibit A: Propanc Common Stock Purchase Warrant to Aggro Investments Pty Ltd

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